Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Saratoga Resources, Inc. of our report, dated March 2, 2012, related to the oil and gas reserves of Saratoga Resources, Inc. which appears in the Annual Report on Form 10-K of Saratoga Resources, Inc. for the year ended December 31, 2011.

        We also consent to reference to our firm as it appears under the caption "Experts" in said registration statement.

Collarini Associates

/s/ Mitchell C. Reece

Mitchell C. Reece

President

Houston, Texas
January 11, 2013